UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

890 Santa Cruz
Menlo Park, CA 94025
 (Address of principal executive offices)

(650) 241-9330
 (Registrant's telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2013, AntriaBio, Inc. (the “Company”, “we”, “us” or “our”) entered into an exclusive placement agent agreement, dated December 13, 2013 (the “Placement Agent Agreement”) with a placement agent (the “Placement Agent”).  Pursuant to the terms of the Placement Agent Agreement, the Placement Agent agreed to serve as our exclusive placement agent for a term of eighteen (18) months from the date of the Placement Agent Agreement (the “Term”)  The material terms of the Placement Agent Agreement are as follows:

Compensation

Bridge Compensation

Upon the closing of a bridge note financing of up to $3,500,000 (a "Bridge"), if any, as compensation for the services provided to the Placement Agent, we agreed that we will pay the Placement Agent: (i) a cash fee equal to 10% of the aggregate principal amount of each convertible note, if any,  invested in by the Placement Agent and or any investor introduced to a Bridge by the Placement Agent; and (ii) a warrant to purchase such number of shares of the Company’s common stock equal to 15% of the total outstanding principal amount of a Bridge.

Financing Compensation

Upon the closing of a financing of up to $13,000,000 (a "Financing"), if any, as compensation for services provided to the Placement Agent, we agreed that we will pay the Placement Agent:  (i) a cash fee equal to 10% of the gross proceeds invested in a Financing; and (ii) a warrant to purchase such number of shares of the Company’s common stock equal to 15% of the gross proceeds of a Financing.

Expenses

Pursuant to the Placement Agent Agreement, we agreed to pay Placement Agent a non-accountable expense fee equal to 3% of the gross proceeds we receive in a Financing, if any, with such fee payable at closing.  In addition, we also agreed to pay Placement Agent up to $25,000 for accountable expenses the Placement Agent submits to us.

Subsequent Offerings

Pursuant to the Placement Agent Agreement, we also agreed that in the event we do an offering of our equity or debt securities (“Subsequent Offering”) during the Term, we will not approach any other person acting as placement agent (or similar capacity) in connection with such Subsequent Offering unless and until the Placement Agent rejects our offer with respect to such Subsequent Offering in writing.

Representations and Warranties

The Placement Agent Agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Placement Agent, on the other hand, have agreed to indemnify each other against certain liabilities.

Rule 135c Notice

The Company is providing this Current Report on Form 8-K in accordance with Rule 135c under the Securities Act of 1933, as amended (“Rule 135c”), and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. Any securities that may be offered pursuant to a Bridge, a Financing or any agreement related thereto including, but not limited to, the Placement Agent Agreement, any subscription agreement or any other agreement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

There can be no assurances that the transactions contemplated under the Placement Agent Agreement will ever be consummated.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement

As previously disclosed in our Current Report on Form 8-K filed by with the United States Securities and Exchange Commission (the “SEC”) on February 6, 2013, we entered into a share exchange and reorganization agreement (the “Agreement”) by and among the Company, its wholly-owned subsidiary, AntriaBio Delaware Inc. (“Antria Delaware”), and the beneficial stockholders of Antria Delaware.  As part of our obligations under the Agreement, we agreed to assume any outstanding options, warrants or convertible securities of Antria Delaware, including the 2010 Notes (as defined below).

During 2010, Antria Delaware issued 8% Convertible Notes (the “2010 Notes”) for which principal and interest were due two (2) years after issuance.  The 2010 Notes automatically convert into one share of Antria Delaware common stock and one-half of one common share purchase warrant upon the closing of a qualified financing.  The conversion price for the 2010 Notes is 65% of the price paid by the investors in the qualified financing and the warrant exercise price is equal to $2.00 per share and the warrants will be exercisable for a period of five years from the closing of the qualified financing.  As of February 6, 2013, $562,500 of the principal balance on the 2010 Notes was outstanding and payable on demand.

On November 22, 2013, we received a demand notice (the “November Demand Letter”) from the legal counsel of one holder (the “Holder”) of 2010 Notes, as amended by email correspondence sent from the Holder’s legal counsel dated November 30, 2013 (the “Amendment” together with the November Demand Letter are collectively referred to herein as the “Demand Notice”). The Demand Notice demanded the payment of $39,690.05, which consists of the original principal amount of $30,000.00, the accrued interest on the Holder’s 2010 Note and attorney’s fees and costs no later than December 7, 2013, which was extended to December 19, 2013.  The Demand Notice specified that if the Company does not meet the demand, the Holder intends to pursue all of his legal rights under the 2010 Note.

We have responded to the Demand Notice by requesting this Holder not pursue further action until the Company can successfully raise additional proceeds through a debt or equity financing.

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2013, the current Chairman of our Board of Directors (the “Board”), Steve Howe, resigned his position as Chairman of the Board.  In connection with Mr. Howe’s resignation, the Board appointed our current Chief Executive Officer and member of the Board, Nevan Elam, to serve as Chairman of the Board.  Mr. Howe will remain a member of the Board.  Mr. Howe’s resignation as Chairman was not the result of any disagreement between the Company and Mr. Howe.

Item 8.01 Other Events.

On December 18, 2013, Ladenburg Thalmann & Co Inc. (“Ladenburg”) and the Company mutually agreed to terminate that certain Investment Banking Agreement, dated as of August 8, 2013 (the “Investment Banking Agreement”), between Ladenburg and the Company whereby Ladenburg agreed to be our placement agent in connection with a proposed public offering of units.

In connection with the mutual termination of the Investment Banking Agreement, on December 19, 2013, we filed a Form RW withdrawing our Registration Statement on Form S-1 (File No. 333-191463), together with all exhibits and amendments thereto, originally filed with the SEC on September 30, 2013.

The Form RW is available on the SEC’s EDGAR system which can be accessed at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: December 19, 2013	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer & Chairman of the Board